UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2016, Intellinetics, Inc. (the “Company”), a Nevada corporation, entered into a Master Services Reseller Agreement (the “Agreement”) with Staples the Office Superstore, LLC, a subsidiary of Staples, Inc. (“Staples”). This Agreement relates to the establishment of a reseller relationship between the Company and Staples, whereby Staples may retain the Company to provide the Company’s full portfolio of services to Staples’ small and mid-market business customers. The Staples salesforce will be identifying opportunities on behalf of the Company, and then working with the Company for the provision of services.

While the Agreement is not an exclusive arrangement, and does not provide for a minimum amount of service orders, the Company considers the Agreement significant because it provides the company with an opportunity to provide services to Staples’ existing customer base and new customers as well. The Company is not able to make reasonably reliable projections about the potential revenue this Agreement will yield at this time.

The Agreement provides for customary covenants, representations, warranties, and indemnities by the Company to Staples.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
10.1	Master Services Reseller Agreement, dated April 5, 2016, with an effective date of April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: April 11, 2016